Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of May 4, 2026 (the “Effective Date”), is entered into between Alaska Hardrock Inc., an Alaska corporation (“Seller”), and Contango Lucky Shot Alaska, LLC, an Alaska limited liability company (“Purchaser”).

RECITALS

A.
Seller is the owner of the Acquired Assets (as defined below), including certain patented and state mining claims, real property, equipment, and related assets located in the State of Alaska; and
B.
Subject to the terms and conditions of this Agreement, Seller desires to sell and Purchaser desires to purchase the Acquired Assets.

In consideration of the mutual promises in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follow

Article I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Acquired Assets” has the meaning set forth in Section 2.01.

“Advance” means the sum of Three Hundred Thousand and 00/100 Dollars ($300,000.00) previously paid by Purchaser to Seller.

“Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by, or is under common control with, any such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, membership interests, by contract or otherwise. The term “Affiliate” also includes, for purposes of Seller, W. Scott Eubanks, Gail L. Burkhart, and David Maiero.

“Agreement” has the meaning set forth in the Preamble.

“Allocation Schedule” has the meaning set forth in Section 3.03.

“Acquisition Proposal” has the meaning set forth in Section 7.03.

“Assumed Contracts” means the Lucky Shot Lease and the Mining Grant.

“Assumed Liabilities” has the meaning set forth in Section 2.02.

“Assumed Permits and Licenses” has the meaning set forth in Section 2.01(k).

“Assumed Warranties and Guaranties” has the meaning set forth in Section 2.01.

Exhibit 10.1

“Bill of Sale” has the meaning set forth in Section 4.04(c).

“Business Day” means any day other than a Saturday, a Sunday, or a legal holiday on which national banks are not open for general business in the State of Alaska.

“Closing” has the meaning set forth in Section 4.01.

“Closing Date” has the meaning set forth in Section 4.01.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Damages” means losses, Liabilities, taxes, damages, deficiencies, obligations, penalties, costs and expenses, and any and all claims, demands, or suits by any Person, including the costs and expenses of any and all actions, suits, Proceedings, demands, assessments, judgments, settlements, and compromises relating thereto (and, if applicable, reasonable attorneys’ fees and expenses associated therewith).

“Deposit” has the meaning set forth in Section 3.01(b).

“Effective Date” has the meaning set forth in the Preamble.

“Encumbrance” means any mortgage, pledge, hypothecation, rights of others, claim, security interest, encumbrance, interest, option, lien, charge or similar restrictions or limitations, but shall exclude liens for taxes, assessments, fees, and other charges by any governmental authority that are not yet due and payable.

“Environmental Laws” has the meaning set forth in Section 5.01(f).

“Excluded Liabilities” has the meaning set forth in Section 2.03.

“Hazardous Materials” has the meaning set forth in Section 5.01(f).

“Improvements” means the improvements located on the Scott’s Place Real Property, as more particularly described in Schedule VI.

“Liability” or “Liabilities” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes.

“Loader” means the underground loader located in the Coleman tunnel.

“Lucky Shot Equipment” means certain equipment assets set forth on Schedule IV.

“Lucky Shot Lease” means that certain Lease, dated November 13, 2013, by and between Seller and Purchaser, as amended, amended and restated, supplemented or otherwise modified from time to time.

Exhibit 10.1

“Lucky Shot Real Property” means (i) Tract A (26.88 acres) of fee-simple real property located at the Enserch portal that includes the first 200 feet of the Enserch tunnel and (ii) Tract C (10.05 acres) of fee-simple real property located in Seward Meridian, Township 20 North Range 1 West, sections 34 and 35, each as more fully described on Schedule III.

“Lucky Shot Real Property Deed of Trust” means the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, in substantially the form attached hereto as Exhibit A.

“Mining Claims” means, collectively, (i) the patented claims (45 claims totaling approximately 723 acres) set forth on Schedule I and (ii) the state claims located on the Lucky Shot Real Property (58 claims totaling approximately 7,865 acres) set forth on Schedule II.

“Mining Claims Deeds” has the meaning set forth in Section 4.04(b).

“Mining Grant” means that certain Mining Grant, dated August 5, 2015 by and among Seller, Miranda USA, Inc., Gold Torrent, Inc., AA & Associates, LLC, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Note” has the meaning set forth in Section 3.01(d).

“Notices” has the meaning set forth in Section 9.01.

“OFAC” has the meaning set forth in Section 5.01(i).

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, trust or other entity, or any division of such Person.

“Plans and Surveys” has the meaning set forth in Section 2.01(j).

“Proceeding” means any audit, litigation (in law or in equity), arbitration, mediation, action, lawsuit, proceeding, charge, claim, demand, hearing, inquiry, investigation or similar matter before or by any governmental authority, whether administrative, judicial or arbitral in nature.

“Purchase Price” has the meaning set forth in Section 3.01.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser’s Termination Notice” has the meaning set forth in Section 8.02.

“Real Property Assets” means the Lucky Shot Real Property, the Scott’s Place Real Property, the Mining Claims, and the Improvements.

“Real Property Assets Deeds” has the meaning set forth in Section 4.04(a).

Exhibit 10.1

“Scott’s Place Real Property” means 29.24 acres (APN: ASLS 98-045 Tract B) of real property with an address of 30353 North Willow Fishhook Road, Willow, AK 99688 as more fully described on Schedule V.

“Scott’s Place Deed of Trust” means the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, in substantially the form attached hereto as Exhibit B.

“Seller” has the meaning set forth in the Preamble.

“Special Representations” means the representations and warranties in Section 5.01(d), Section 5.01(f), Section 5.01(g), Section 5.01(j), and Section 5.01(k).

“Specified Mining Claims” means the patented mining claims set forth on Schedule VII.

“Transaction Documents” means this Agreement, the Note, the Bill of Sale, the Real Property Assets Deeds, the Mining Claims Deeds, the Lucky Shot Real Property Deed of Trust, and the Scott’s Place Deed of Trust.

Article II

CONVEYANCE OF THE ACQUIRED ASSETS
Section 2.01
Subject of Conveyance. At Closing, Seller shall sell and convey to Purchaser and Purchaser agrees to purchase from Seller, free and clear of all Encumbrances, upon the terms and conditions set forth in this Agreement, all right, title, and interest of Seller in and to the following (collectively the “Acquired Assets”):
(a)
the Mining Claims;
(b)
the Loader;
(c)
the Lucky Shot Real Property;
(d)
the Lucky Shot Equipment;
(e)
the Assumed Contracts
(f)
the Scott’s Place Real Property;
(g)
the Improvements;
(h)
all rights appurtenant to the Lucky Shot Real Property and Scott’s Place Real Property, if any, including without limitation, any strips and gores abutting such properties, and any land lying in the bed of any street, road, or avenue in front of, or adjoining such properties, to the center line thereof;
(i)
all other rights, privileges, easements, licenses, appurtenances, and hereditaments relating to the Acquired Assets;

Exhibit 10.1

(j)
all plans, surveys, specifications, drawings, architectural and engineering drawings, and other rights relating to the Acquired Assets’ construction (collectively, the “Plans and Surveys”);
(k)
any permit, entitlement, governmental approval, certificate of occupancy, license, or other form of authorization or approval issued by a government agency or authority and legally required for the Acquired Assets’ construction, ownership, operation, and use to the extent transferable with the sale of the Acquired Assets (collectively, the “Assumed Permits and Licenses”); and
(l)
Any written warranty, guaranty, or other obligation from any contractor, manufacturer, or vendor to any improvements, furnishings, fixture, or equipment located at the Acquired Assets, to the extent assignable in connection with the Acquired Assets’ sale (“Assumed Warranties and Guaranties”).
Section 2.02
Assumed Liabilities. Effective as of the Closing, Purchaser shall assume and become responsible for, and will thereafter pay, perform, and discharge as and when due, all liabilities of Seller arising under or related to the Assumed Contracts (the “Assumed Liabilities”).
Section 2.03
Excluded Liabilities. The Assumed Liabilities will not include, and Purchaser will not assume, any liability or obligation of Seller or related to the Acquired Assets (other than the Assumed Liabilities) (the liabilities and obligations so retained by Seller and not assumed by Purchaser are hereinafter referred to collectively as the “Excluded Liabilities”). All Excluded Liabilities shall be paid, performed, discharged and observed by Seller.
Article III

PURCHASE PRICE
Section 3.01
Purchase Price. The purchase price to be paid by Purchaser to Seller for the Acquired Assets is Sixteen Million Seventy-Four Thousand and 00/100 Dollars ($16,074,000.00) (the “Purchase Price”). The Purchase Price shall be payable as follows:
(a)
the Advance, which was previously paid by Purchaser to Seller;
(b)
Simultaneously with the execution and delivery of this Agreement, Purchaser shall pay the sum of One Million Seven Hundred Nine Thousand Two Hundred Fifty and 00/100 Dollars ($1,709,250.00) (the “Deposit”) in cash to Seller, or by wire transfer of immediately available federal funds to an account designated by Seller;
(c)
At Closing, Purchaser shall pay the sum of Four Million Sixty-Four Thousand Seven Hundred Fifty and 00/100 Dollars ($4,064,750.00) in cash to Seller or by wire transfer of immediately available federal funds to an account designated by Seller;
(d)
At Closing, Purchaser shall issue Seller a secured promissory note in the original principal amount of Ten Million and 00/100 Dollars ($10,000,000.00), in substantially the form attached hereto as Exhibit C (the “Note”).

Exhibit 10.1

Section 3.02
Refund of Deposit. In the event this Agreement is terminated and the transactions contemplated hereby are not consummated, Seller shall refund the Deposit to Purchaser within two (2) business days following such termination.
Section 3.03
Allocation of Purchase Price. The Purchase Price will be allocated among the Acquired Assets in accordance with Section 1060 of the Code and their fair market values using the methodology or values as set forth on Schedule VIII (the “Allocation Schedule”). Seller and Purchaser will report the purchase and sale of the Acquired Assets on all tax returns (including IRS Form 8594) in accordance with the Allocation Schedule, and no Party will take any position contrary to the Allocation Schedule, unless required by applicable law. Each of Seller and Purchaser agree to notify each other with respect to the initiation of any action by any taxing authority relating to the Allocation Schedule and agree to consult with each other with respect to any such action by any taxing authority.
Article IV

CLOSING
Section 4.01
Closing Date. The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place on or before the later of (i) July 1, 2026 or (ii) the date that is two (2) Business Days following the satisfaction or waiver of the conditions to Closing set forth in Section 4.03 (other than the conditions that pursuant to their terms or by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions at such time), or on any other date, or at any other time or place, that may be mutually agreed upon by Seller and Purchaser. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the “Closing Date”.
Section 4.02
Closing Adjournment. Purchaser shall have the right to extend the Closing Date by up to thirty (30) days by written notice to Seller given prior to the then-scheduled Closing Date, provided that Purchaser and Seller are working in good faith to consummate the transactions contemplated hereby.
Section 4.03
Closing Conditions.
(a)
Purchaser’s obligation to consummate the Closing is subject to satisfaction of the following conditions, which are for the benefit of Purchaser and may be waived by Purchaser in its sole discretion: (i) all representations and warranties made by Seller in this Agreement or in any other Transaction Document shall be true when made and shall be true as of the Closing Date, without any material adverse change, except for any material adverse change of which Seller has notified Purchaser and which Purchaser has accepted; (ii) all of the documents and funds required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered; (iii) Purchaser shall have received all consents, documentation and approvals necessary to consummate and facilitate the transactions contemplated hereby; (iv) Seller shall not, as of the Closing Date, be in default in the performance of its obligations under this Agreement; and (v) Purchaser shall have completed all the due diligence in accordance with Section 4.03(d).

Exhibit 10.1

(b)
Seller’s obligation to consummate the Closing is subject to satisfaction of the following conditions, which are for the benefit of Seller and may be waived by Seller in its sole discretion: (i) all representations and warranties made by Purchaser in this Agreement shall be true when made and shall be true as of the Closing Date, without any material adverse change, except for any material adverse change of which Purchaser has notified Seller and which Seller has accepted; (ii) all of the documents and funds required to be delivered by Purchaser to Seller at the Closing pursuant to the terms and conditions hereof shall have been delivered; (iii) Seller shall have received all consents, documentation and approvals necessary to consummate and facilitate the transactions contemplated hereby; and (iv) Purchaser shall not, as of the Closing Date, be in default in the performance of its obligations under this Agreement.
(c)
If the transactions contemplated hereunder fail to consummate by the Closing Date due to a failure of a condition, the party for whose benefit the condition is set forth may terminate this Agreement at any time thereafter until the Closing occurs, so long as the failure of the condition is not caused by such party’s breach of its obligations under this Agreement.
(d)
Purchaser shall complete all due diligence, with respect to the Acquired Assets (collectively, “Due Diligence”) no later than ten (10) Business Days prior to the scheduled Closing Date (the “Due Diligence Deadline”). On or before the Due Diligence Deadline, Purchaser shall deliver to Seller a written notice (“DD Completion Notice”) either: (i) confirming that Purchaser has completed all Due Diligence and is electing to proceed to Closing; or (ii) terminating this Agreement. Failure by Purchaser to deliver a DD Completion Notice on or before the Due Diligence Deadline shall be deemed an irrevocable election by Purchaser to proceed to Closing and a waiver of any and all rights to raise Due Diligence-based objections or termination rights under this Section 4.03(d). For the avoidance of doubt, nothing in this Section 4.03(d) shall impact the requirement that the other conditions to closing set forth in Section 4.03(a) be satisfied.
Section 4.04
Seller’s Closing Deliverables. At Closing, Seller shall deliver or cause to be delivered to Purchaser, the following executed, certified, and acknowledged by Seller, as appropriate:
(a)
one (1) original warranty deed for each parcel of real property, in substantially the forms attached hereto as Exhibit D (the “Real Property Assets Deeds”), duly executed with the appropriate acknowledgment form and otherwise in proper form for recording so as to convey title to the Lucky Shot Real Property and Scott’s Place Real Property to Purchaser as required by this Agreement;
(b)
one (1) original deed for each batch of the Mining Claims, in substantially the forms attached hereto as Exhibit E (the “Mining Claims Deeds”), duly executed with the appropriate acknowledgment form and otherwise in proper form for recording so as to convey title to the Mining Claims to Purchaser as required by this Agreement;
(c)
a bill of sale and assignment and assumption agreement, in substantially the form attached hereto as Exhibit F (the “Bill of Sale”) executed by Seller, conveying to

Exhibit 10.1

Purchaser good and marketable title to the Loader, the Lucky Shot Equipment, and all tangible property included in the Improvements, free and clear of all Encumbrances, together with all state and local sales tax returns, and payment of all sales taxes payable in connection with such conveyance.
(d)
a properly completed IRS Form W-9, duly executed by Seller;
(e)
a counterpart of a closing statement jointly prepared by Seller and Purchaser reflecting the prorations and adjustments required under Section 4.07 and the balance of the Purchase Price due Seller;
(f)
all keys, key cards, and access codes to any portion of the Acquired Assets; provided, however, that Seller may retain a set of keys and access codes sufficient to exercise its post-Closing storage and access rights under Section 7.05 through October 1, 2026, at which time Seller shall promptly return all copies of such keys and access codes to Purchaser;
(g)
originals or, if originals are not in the possession or control of Seller, copies of Plans and Surveys, to the extent they are in Seller’s possession or under Seller’s control;
(h)
A certification that Seller is not a "foreign person" as such term is defined in Section 1445 of the Code, which certification shall be signed under penalty of perjury; and
(i)
all other documents reasonably necessary or otherwise required by Purchaser to consummate the transaction contemplated by this Agreement.
Section 4.05
Purchaser’s Closing Deliverables. On the Closing Date, Purchaser shall deliver or cause to be delivered to Seller, the following, executed, certified, and acknowledged by Purchaser, as appropriate:
(a)
the cash portion of the Purchase Price as set forth in Section 3.01(c), as adjusted for apportionments pursuant to Section 4.07;
(b)
the Note, duly executed by Purchaser;
(c)
the Lucky Shot Real Property Deed of Trust and the Scott’s Place Deed of Trust, each duly executed by Purchaser;
(d)
Purchaser shall, where applicable, join with Seller in the execution and delivery of the closing documents and instruments required under Section 4.04; and
(e)
all other documents reasonably necessary or otherwise required by Seller to consummate the transactions contemplated by this Agreement.

Exhibit 10.1

Section 4.06
Closing Costs.
(a)
Seller and Purchaser shall each pay the fees and expenses of its own counsel in connection with the preparation and negotiation of this Agreement and the other Transaction Documents and such legal costs shall not be part of the closing costs.
(b)
Each of Seller and Purchaser shall be responsible for and bear all of its own costs, expenses, and taxes (including any broker’s or finder’s fees) incurred by such party in connection with the transactions contemplated hereby, except as otherwise expressly provided in this Agreement.
(c)
Purchaser shall pay: (i) the costs related to any survey or survey update obtained by Purchaser and (ii) any other fees or costs related to Purchaser’s due diligence reviews.
(d)
Seller shall pay all recording fees for the release of any Encumbrances on the Acquired Assets, as required pursuant to the terms of this Agreement.
Section 4.07
Apportionments. The following shall be apportioned as of 11:59 p.m. of the date immediately preceding the Closing Date, unless expressly provided for otherwise in this Agreement:
(a)
All real estate taxes and any assessments based on the fiscal year for which they are assessed. If the Closing occurs before a new tax rate is fixed, the apportionment of real estate taxes will be upon the basis of the tax rate for the preceding fiscal period applied to the latest assessed valuation, however, an adjustment will be made when the actual tax amount is determined. If the Acquired Assets are, or have been, affected by any assessments or special assessments payable in a lump sum or which are, or may become, payable in installments, of which the first installment is then a charge or lien, or has already been paid, then at the Closing such amounts shall be paid in full by Seller.
(b)
All water and sewer charges based on the fiscal year for which they are assessed, unless the meters are read on the date immediately preceding the Closing Date.
(c)
Other utilities based on most recently issued bills, unless the meters are read on the date immediately preceding the Closing Date.
(d)
Annual claim maintenance fees for the Mining Claims, prorated as of the Closing Date; provided, however, that nothing in this Section 4.07(d) shall impact any allocation of such fees as between Purchaser, as lessor, and Seller, as lessee, in the Lucky Shot Lease.
(e)
All other items customarily apportioned items in connection with sales of mining assets and real property substantially similar to the Acquired Assets in the State of Alaska.

Exhibit 10.1

Section 4.08
Miscellaneous. Any errors in calculations or apportionments shall be corrected or adjusted as soon as practicable after the Closing Date. The provisions of Section 4.07 and this Section 4.08 shall survive the Closing.
Article V

REPRESENTATIONS AND WARRANTIES
Section 5.01
Seller’s Representations and Warranties. Seller represents and warrants to Purchaser on and as of the date of this Agreement and on and as of the Closing Date, as follows:
(a)
Seller is a corporation duly formed, validly existing, and in good standing under the laws of the State of Alaska and has the requisite power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.
(b)
The execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party by Seller: (i) do not violate the organizational documents of Seller, or any contract, agreement, commitment, lease, order, judgment, or decree to which Seller is a party, (ii) have been duly authorized by Seller and the appropriate and necessary action has been taken on the part of Seller, or (iii) result in the creation or imposition of any Encumbrance with respect to, or otherwise have an adverse effect upon, the Acquired Assets. The individual(s) executing this Agreement and the other Transaction Documents to which it is a party on behalf of Seller have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof. This Agreement is valid and binding upon Seller, subject to bankruptcy, reorganization, and other similar laws affecting the enforcement of creditors’ rights generally.
(c)
Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereby is prohibited by, or requires Seller to obtain any consent, authorization, approval, or registration under any law, statute, rule, regulation, judgment, order, writ, injunction, or decree which is binding upon Seller which has not been previously obtained.
(d)
There are no rights of first offer, rights of first refusal, leases or occupancy agreements (other than the Lucky Shot Lease and Mining Grant), whether written or oral, relating to the Acquired Assets.
(e)
To Seller’s knowledge, there is no litigation, arbitration, or other legal or administrative suit, action, proceeding, or investigation pending or threatened against or involving Seller or with respect to Seller’s the ownership of the Acquired Assets, including, but not limited to, any condemnation action relating to the Acquired Assets; provided, however, that this representation is expressly subject to the following qualification and exclusion: Seller and Purchaser have an ongoing disagreement as to an alleged breach by Purchaser under the Lucky Shot Lease.
(f)
To Seller’s knowledge, neither Seller nor any of its Affiliates has placed any and there are no Hazardous Materials installed, stored in, or otherwise existing at, on, in, or under the Acquired Assets (other than with respect to the Specified Mining Claims or in

Exhibit 10.1

any way attributable to the Mining Grant) in violation of any Environmental Laws. To Seller’s knowledge, Seller and each of its Affiliates is and has been in compliance in all respects with all applicable Environmental Laws with respect to the Acquired Assets (other than with respect to the Specified Mining Claims or in any way attributable to the Mining Grant). To Seller’s knowledge, neither Seller nor any of its Affiliates has received any written notice from any governmental authority within the past three (3) years, relating to any Acquired Assets (other than with respect to the Specified Mining Claims or in any way attributable to the Mining Grant), regarding (i) any actual or alleged material violation of any Environmental Laws or (ii) any investigatory, remedial, or corrective obligations relating to any Acquired Assets (other than with respect to the Specified Mining Claims or in any way attributable to the Mining Grant) arising under Environmental Laws. To Seller’s knowledge, Seller has made available to Purchaser copies of all existing material reports, reviews, studies and audits that relate to the environmental condition of the Acquired Asserts, and that are in the possession or under the reasonable control of Seller and/or its Affiliates. Notwithstanding the foregoing, Seller makes no representation or warranty with respect to any environmental condition, Hazardous Material, or Environmental Law violation arising from or related to Purchaser’s occupation and operation of the Lucky Shot Real Property as lessee under the Lucky Shot Lease since November 13, 2013. Purchaser acknowledges that it takes the Lucky Shot Real Property on an as-is, where-is basis with respect to all environmental conditions arising from or related to Purchaser’s occupation and operation of the Lucky Shot Real Property as lessee under the Lucky Shot Lease since November 13, 2013. “Hazardous Materials” means “Hazardous Material,” “Hazardous Substance,” “Pollutant or Contaminant,” and “Petroleum” and “Natural Gas Liquids,” as those terms are defined or used in CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials. “Environmental Laws” means, without limitation, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal, state, county, municipal, and other local laws governing or relating to Hazardous Materials or the environment together with their implementing regulations, ordinances, and guidelines.
(g)
None of Seller, any Grantee (as defined in the Mining Grant), or any of their respective Affiliates has placed any and there are no Hazardous Materials installed, stored in, or otherwise existing at, on, in, under, or with respect to the Specified Mining Claims or in any way attributable to the Mining Grant in violation of any Environmental Laws. Each of Seller, any Grantee (as defined in the Mining Grant), and their respective Affiliates is and has been in compliance in all respects with all applicable Environmental Laws with respect to the Specified Mining Claims or in any way attributable to the Mining Grant. Neither Seller nor any of its Affiliates and, to Seller’s knowledge, neither any Grantee (as defined in the Mining Grant) nor any of its Affiliates has received any written notice from any governmental authority within the past three (3) years, relating to the Specified Mining Claims or in any way attributable to the Mining Grant, regarding (i) any actual or alleged material violation of any Environmental Laws or (ii) any investigatory, remedial, or corrective obligations relating to the Specified Mining Claims or in any way attributable to the Mining Grant arising under Environmental Laws.

Exhibit 10.1

(h)
To Seller’s knowledge, Seller has not: (i) filed any voluntary or had involuntarily filed against it in any court or with any governmental authority pursuant to any statute either of the United States or of any State, a petition in bankruptcy or insolvency or seeking to effect any plan or other arrangement with creditors, or seeking the appointment of a receiver; (ii) had a receiver, conservator, or liquidating agent or similar Person appointed for all or a substantial portion of its assets; (iii) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (iv) given notice to any Person or governmental authority of insolvency; or (v) made an assignment for the benefit of its creditors or taken any other similar action for the protection or benefit of its creditors. To Seller’s knowledge, Seller is not insolvent and shall not be rendered insolvent by the performance of its obligations under this Agreement.
(i)
To Seller’s knowledge, Seller is not, and shall not become, a person or entity with whom United States persons or entities are restricted or prohibited from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s specially designated and blocked persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or be otherwise associated with such persons or entities.
(j)
Seller has good and marketable title to each of the Real Property Assets and, upon the Closing, shall convey fee simple title to the Real Property Assets, in each case free and clear of all Encumbrances.
(k)
Seller has good and valid title to the Loader and the Lucky Shot Equipment, free and clear of all Encumbrances. To Seller’s knowledge, the Loader and Lucky Shot Equipment are in the same condition as when the Loader and Lucky Shot Equipment were last used by Seller.
(l)
Seller has not engaged any Person who is entitled to a broker’s commission, finder’s fee, investment banker’s fee or similar payment from Seller or Purchaser in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller or any of its Affiliates.
(m)
To Seller’s knowledge, neither Seller nor any Affiliate of Seller owns any other real property, mining interests, or royalty rights with respect to any of the foregoing within a 10-mile radius of the Real Property Assets.
(n)
Except for the representations and warranties contained in this Section 5.01, Seller has not made and does not make any other express or implied representation or warranty, either written or oral, including any representation or warranty as to the accuracy or completeness of any information regarding the Acquired Assets Seller furnished or made available to Purchaser. Notwithstanding the foregoing, Seller acknowledges and understands that (i) Purchaser has relied and is relying on the representations and warranties expressly set forth in this Section 5.01 and (ii) such representations and

Exhibit 10.1

warranties are a material inducement to Purchaser to enter into this Agreement and the other Transaction Documents, and that, without such representations and warranties as made hereunder and thereunder, Purchaser would not enter into this Agreement or the other Transaction Documents or consummate the transactions contemplated hereby or thereby.
Section 5.02
Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller on and as of the date of this Agreement and on and as of the Closing Date, as follows:
(a)
Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Alaska and has the requisite power and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby.
(b)
The execution, delivery, and performance of this Agreement by Purchaser and all agreements, instruments, and documents in this Agreement provided to be executed by Purchaser on the Closing Date: (i) do not violate the organizational documents of Purchaser, or any contract, agreement, commitment, lease, order, judgment, or decree to which Purchaser is a party; and (ii) have been authorized by Purchaser and the appropriate and necessary action has been taken on the part of Purchaser. The individual(s) executing this Agreement and the instruments referenced in this Agreement on behalf of Purchaser have the legal power, right, and actual authority to bind Purchaser to the terms and conditions of this Agreement and of them. This Agreement is valid and binding upon Purchaser, subject to bankruptcy, reorganization, and other similar laws affecting the enforcement of creditors’ rights generally.
(c)
Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated in this Agreement is prohibited by, or requires Purchaser to obtain any consent, authorization, approval, or registration under any law, statute, rule, regulation, judgment, order, writ, injunction, or decree which is binding upon Purchaser which has not been previously obtained.
(d)
To Purchaser’s knowledge, Purchaser is not a person or entity with whom United States persons or entities are restricted or prohibited from doing business under regulations OFAC (including those named on OFAC’s specially designated and blocked persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or be otherwise associated with such persons or entities.
(e)
To Purchaser’s knowledge, there are no judgments, orders, or decrees of any kind against Purchaser unpaid or unsatisfied of record, nor any actions, suits, or other legal or administrative proceedings pending or threatened against Purchaser, which would have any material adverse effect on the business or assets or the condition, financial or

Exhibit 10.1

otherwise, of Purchaser or the ability of Purchaser to consummate the transactions contemplated by this Agreement.
(f)
Purchaser has not engaged any Person who is entitled to a broker’s commission, finder’s fee, investment banker’s fee or similar payment from Purchaser or Seller in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchaser or any of its Affiliates.
Article VI

INDEMNIFICATION
Section 6.01
Survival of Representations, Warranties, and Covenants.
(a)
All representations and warranties contained in this Agreement or in any other Transaction Document shall survive the Closing until the eighteen (18) month anniversary of the Closing Date; provided, (i) the Special Representations shall each survive the Closing and continue in full force and effect until the expiration of the applicable statute of limitations for any claim for breach of the Special Representations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days and (ii) any claims based on fraud or intentional misrepresentation shall survive the Closing and continue in full force and effect until the expiration of the applicable statute of limitations for any claim based on fraud or intentional misrepresentation (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. Any written claim for breach of any such representation and warranty made prior to the applicable expiration date and delivered to the applicable party shall survive thereafter, and, as to any such claim, such applicable expiration will not affect the rights to indemnification of the party making such claim.
(b)
Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants in this Agreement will each survive the Closing and remain in full force and effect until fully performed. Any written claim for breach of any covenant made prior to such expiration date and delivered to the applicable party shall survive thereafter, and, as to any such claim, such applicable expiration will not affect the rights to indemnification of the party making such claim.
Section 6.02
Indemnification.
(a)
Subject to the limitations set forth in this Article VI, from and after the Closing, Seller, on Seller’s own behalf and on behalf of Seller’s Affiliates, successors, executors, administrators, estate, heirs, and assigns (collectively, the “Seller Indemnifying Parties”), shall indemnify and hold harmless Purchaser, each of Purchaser’s Affiliates, and each of their respective direct and indirect members, equity holders, managers, directors, officers, employees, agents, successors, and assigns (collectively, the “Purchaser Indemnitees”) against and from any and all Damages that any Purchaser Indemnitee may incur or suffer that arise out of, relate to, or result from: (i) the breach of any representation or warranty contained in Section 5.01 or the breach of any representation or warranty made by any Seller Indemnifying Party in any other Transaction Document; (ii) any breach or

Exhibit 10.1

nonfulfillment of any covenant or agreement made by any Seller Indemnifying Party in this Agreement or any other Transaction Document; and (iii) all Excluded Liabilities.
(b)
Subject to the limitations set forth in this Article VI, from and after the Closing, Purchaser, on Purchaser’s own behalf and on behalf of Purchaser’s Affiliates, successors, executors, administrators, estate, heirs, and assigns (collectively, the “Purchaser Indemnifying Parties”), shall indemnify and hold harmless Seller, each of Seller’s Affiliates, and each of their respective direct and indirect members, equity holders, managers, directors, officers, employees, agents, successors, and assigns (collectively, the “Seller Indemnitees”) against and from any and all Damages that any Seller Indemnitee may incur or suffer that arise out of, relate to, or result from: (i) the breach of any representation or warranty contained in Section 5.02 or the breach of any representation or warranty made by any Purchaser Indemnifying Party in any other Transaction Document; (ii) any breach or nonfulfillment of any covenant or agreement made by any Purchaser Indemnifying Party in this Agreement or any other Transaction Document; and (iii) all Assumed Liabilities.
Section 6.03
Scope of Liability. Notwithstanding anything set forth in Section 6.02 to the contrary:
(a)
Indemnification shall be available to the Purchaser Indemnitees under Section 7.02(a)(i) for breaches of any representations and warranties until the aggregate amount of such Damages exceeds fifty thousand dollars ($50,000) (the “Basket”), at which point the Purchaser Indemnitees shall be entitled to recover for all such Damages (including the amount of the Basket) up to a maximum amount equal to $1,607,400 (the “Cap”); provided, however, that the Cap will not apply to any Damages arising out or otherwise in respect of any breaches of the representations and warranties set forth in Section 5.01(d), Section 5.01(g), Section 5.01(j), and/or Section 5.01(k) and the Purchaser Indemnitees shall be entitled to recover for all Damages (including the amount of the Basket) for any breach of such representations and warranties up to a maximum amount equal to the Purchase Price.
(b)
Indemnification shall be available to the Seller Indemnitees under Section 7.02(b)(i) for breaches of any representations and warranties until the aggregate amount of such Damages exceeds the Basket, at which point the Seller Indemnitees shall be entitled to recover for all such Damages (including the amount of the Basket) up to a maximum amount equal to the Cap.
(c)
Notwithstanding anything to the contrary elsewhere in this Agreement, neither Seller nor Purchaser shall, in any event, be liable to the Purchaser Indemnitees or Seller Indemnitees, respectively, for indirect, consequential, or punitive damages of such other Person (except to the extent of such damages are awarded to a third party).
Section 6.04
Exclusive Remedy. Subject to the rights and remedies under Section 10.15, and other than claims with respect to fraud or intentional misrepresentation, from and after the Closing, Purchaser’s and Seller’s sole and exclusive remedy with respect to any and all claims for

Exhibit 10.1

any breach of any representation, warranty, covenant, agreement, or obligation contained in this Agreement shall be pursuant to the provisions of this Article VI.
Article VII

COVENANTS
Section 7.01
Maintenance and Repairs. During the period from the Effective Date until the Closing Date, Seller shall cause the Acquired Assets to be maintained in substantially the same manner as prior to the date of this Agreement pursuant to Seller’s normal course of business. Seller shall not cause or make any new improvements, alterations, or demolition to the Acquired Assets without Purchaser’s prior written consent.
Section 7.02
Mining Claims. During the period from the Effective Date until the Closing Date, Seller shall maintain all Mining Claims in good standing, including the payment of all required fees and the performance of all required assessment work, and shall not abandon, relinquish, or allow any Mining Claims to lapse.
Section 7.03
Exclusivity. From the date hereof until the earlier of (i) the Closing Date or (ii) the termination of this Agreement, none of Seller or any of its directors, officers, employees, accountants, and other agents and representatives shall, directly or indirectly, (a) solicit or entertain offers from, negotiate with or in any manner or accept any proposal of any other Person relating to the acquisition of the Acquired Assets, in whole or in part (an “Acquisition Proposal”) or (b) hold any discussions with or provide any information to any party concerning the terms of this Agreement or any potential competing Acquisition Proposal involving the Acquired Assets, other than discussions with Purchaser and its Representatives in furtherance of the transactions contemplated hereby. Seller will notify Purchaser promptly (and in any event within forty-eight (48) hours) of its receipt or any of its Representatives’ receipt, directly or indirectly, of any offers regarding any such Acquisition Proposal involving any of the Acquired Assets.
Section 7.04
Early Access to Property. Purchaser shall have the right to store a reasonable amount of equipment and storage tanks on the Lucky Shot Real Property and/or the Scott’s Place Real Property prior to Closing. Purchaser and Seller shall reasonably cooperate with respect to such early access; provided, that such early access shall not materially impair Seller’s use or enjoyment of the Lucky Shot Real Property and/or Scott’s Place Real Property prior to Closing. Such early access shall not constitute possession, and Purchaser shall be responsible for maintaining commercially reasonable insurance on any equipment and/or storage takes stored by Purchaser on the Lucky Shot Real Property and/or the Scott’s Place Real Property prior to Closing. Purchaser shall indemnify and hold Seller harmless from and against any and all losses, costs, damages, liens, claims, liabilities, or expenses (including, but not limited to, Seller’s reasonable attorneys’ fees, court costs, and disbursements but excluding consequential and indirect damages) incurred by Seller arising from or by reason of Purchaser’s storage any equipment and/or storage takes stored by Purchaser on the Lucky Shot Real Property and/or the Scott’s Place Real Property prior to Closing, except to the extent such losses, costs, damages, liens, claims, liabilities, or expenses are caused by or resulting from: (a) any acts or omissions of Seller; (b) Seller’s negligence; and/or (c) any pre-existing, dangerous, illegal, or defective conditions at the Lucky Shot Real Property and/or the Scott’s Place Real Property. In the event Closing does not occur and this Agreement is terminated, Purchaser shall remove all such equipment and/or storage tanks

Exhibit 10.1

within thirty (30) days of such termination and substantially restore Lucky Shot Real Property and the Scott’s Place Real Property to their prior condition.
Section 7.05
Continued Property Storage. Following the Closing, Purchaser shall permit Seller to continue to store a reasonable amount of personal property in the primary shop and grind area of the mill building located on the Lucky Shot Real Property and/or the Scott’s Place Real Property until October 1, 2026. Purchaser and Seller shall reasonably cooperate with respect to such storage of personal property; provided, that such continued storage shall not materially impair Purchaser’s use or enjoyment of the Lucky Shot Real Property and/or Scott’s Place Real Property following the Closing. Seller shall provide reasonable advance notice to Purchaser of its intent to access the property stored on the Lucky Shot Real Property and/or the Scott’s Place Real Property. Seller’s continued storage through October 1, 2026 shall be at no cost and shall not be deemed a lease or tenancy. In the event Seller does not remove such personal property by October 1, 2026, Seller shall pay Purchaser storage payments equal to $1,000 per day until such time as all such property is removed from the Lucky Shot Real Property and/or the Scott’s Place Real Property. Seller shall be responsible for maintaining commercially reasonable insurance on any personal property stored by Seller on the Lucky Shot Real Property and/or the Scott’s Place Real Property following the Closing. Seller shall indemnify and hold Purchaser harmless from and against any and all losses, costs, damages, liens, claims, liabilities, or expenses (including, but not limited to, Purchaser’s reasonable attorneys’ fees, court costs, and disbursements but excluding consequential and indirect damages) incurred by Purchaser arising from or by reason of Seller’s storage any personal property on the Lucky Shot Real Property and/or the Scott’s Place Real Property following the Closing, except to the extent such losses, costs, damages, liens, claims, liabilities, or expenses are caused by or resulting from: (a) any acts or omissions of Purchaser; (b) Purchaser’s negligence; and/or (c) any dangerous, illegal, or defective conditions at the Lucky Shot Real Property and/or the Scott’s Place Real Property following the Closing.
Section 7.06
Release.
(a)
Effective as of the Closing, to the maximum extent permitted by law, Seller, on behalf of itself and its past, present and future agents, representatives, partners, shareholders, principals, attorneys, affiliates, parent corporations, subsidiaries, officers, directors, employees, predecessors, successors, heirs and executors and assigns (collectively, “Seller Parties”), hereby releases and forever discharges the Purchaser Indemnitees from and against all claims, rights, remedies, recourse or other basis for recovery, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and costs) (“Losses”), whether direct or indirect, known or unknown, foreseen, whether on or before the Closing Date, including without limitation any Losses attributable to the Assumed Contracts or any loss, damage, injury, illness, death or other (collectively, the “Released Losses”). With respect to this release and discharge, Seller, on behalf of itself and all of its Affiliates, hereby acknowledges that the Released Losses may include Losses of which Seller is presently unaware, or which Seller does not presently suspect to exist, or which may not yet have accrued or become manifest, and which, if known by Seller on the Effective Date or the Closing Date would materially affect Seller’s release and discharge of any Purchaser Indemnitee. For the avoidance of doubt, (i) in the event

Exhibit 10.1

that Closing does not occur, the Seller Parties shall not be deemed to release any claims pursuant to this Section 7.06(a), including without limitation any claims pursuant the Lucky Shot Lease and (ii) nothing in this Section 7.06(a), shall impact any rights that any Seller Parties have under this Agreement or under any other Transaction Document.
(b)
Effective as of the Closing, to the maximum extent permitted by law, Purchaser, on behalf of itself and its past, present and future agents, representatives, partners, shareholders, principals, attorneys, affiliates, parent corporations, subsidiaries, officers, directors, employees, predecessors, successors, heirs and executors and assigns (collectively, “Purchaser Parties”), hereby releases and forever discharges the Seller Indemnitees from and against all Released Losses. With respect to this release and discharge, Purchaser, on behalf of itself and all of its Affiliates, hereby acknowledges that the Released Losses may include Losses of which Purchaser is presently unaware, or which Purchaser does not presently suspect to exist, or which may not yet have accrued or become manifest, and which, if known by Purchaser on the Effective Date or the Closing Date would materially affect Purchaser’s release and discharge of any Seller Indemnitee. For the avoidance of doubt, (i) in the event that Closing does not occur, the Purchaser Parties shall not be deemed to release any claims pursuant to this Section 7.06(b), including without limitation any claims pursuant the Lucky Shot Lease and (ii) nothing in this Section 7.06(b), shall impact any rights that any Purchaser Parties have under this Agreement or under any other Transaction Document.
Article VIII

RISK OF LOSS
Section 8.01
Risk of Loss. If prior to the Closing Date any portion of the Acquired Assets is taken by condemnation or eminent domain or damaged or destroyed by fire or other casualty, neither party shall have the right to cancel this Agreement, except as otherwise provided in Section 8.02. If this Agreement is not terminated in strict accordance with such Section 8.02, Purchaser shall purchase the Acquired Assets in accordance with this Agreement, and the Purchase Price shall not be reduced; provided, however, that Seller’s rights to any award resulting from such taking or any insurance proceeds resulting from such fire or other casualty shall be assigned by Seller to Purchaser at the Closing. Purchaser shall also receive a credit against the Purchase Price for any deductible applicable under any insurance policy (less any reasonable sums expended by Seller for repair or restoration through the Closing Date).
Section 8.02
Major Taking or Casualty. If prior to the Closing Date any portion of the Acquired Assets is: (a) taken by any condemnation or eminent domain which permanently and materially impairs the current use of the Acquired Assets; or (b) damaged or destroyed by fire or other casualty and such casualty was not caused or materially contributed to by Purchaser, its agents, employees, or invitees, and the cost of repair exceeds ten percent (10%) of the Purchase Price as determined by a mutually agreed upon licensed third party contractor, each party having the right to obtain one competing estimate within ten Business Days of the casualty event, with any dispute resolved by the average of both estimates, then Purchaser may terminate this Agreement by giving Seller written notice thereof (“Purchaser’s Termination Notice”) within thirty (30) days from the date Purchaser receives written notice of any such taking, fire, or other casualty. Upon receipt of Purchaser’s Termination Notice, Seller shall refund to Purchaser the

Exhibit 10.1

Deposit in accordance with Section 3.02 and upon such refund being made, this Agreement shall terminate and neither party shall have any further rights and/or obligations with respect to each other or this Agreement, except for any obligations that expressly survive termination of this Agreement. All insurance obligations, maintenance obligations, and repair responsibilities of Purchaser as lessee under the Lucky Shot Lease shall remain in full force and effect and shall not be modified or limited by this Section 8.02.
Article IX

NOTICES
Section 9.01
Delivery of Notices. Unless specifically stated otherwise in this Agreement, all notices, demands, consents, approvals, waivers, or other communications (for purposes of this Section 9.01 collectively referred to as “Notices”) shall be in writing and delivered to Purchaser or Seller, at the addresses set forth in Section 9.02, by one of the following methods:
(a)
personal delivery, whereby delivery is deemed to have occurred at the time of delivery;
(b)
Overnight delivery by a nationally or regionally recognized overnight courier company, whereby delivery is deemed to have occurred the Business Day following deposit with the courier;
(c)
Registered or certified mail, postage-prepaid, return receipt requested, whereby delivery is deemed to have occurred on the third Business Day following deposit with the U.S. Postal Service; or
(d)
Electronic transmission (facsimile or email) provided that such transmission is completed no later than 6:00 p.m. Alaska Time on a Business Day and the original is also sent by personal delivery, overnight delivery or by mail in the manner previously described, whereby delivery is deemed to have occurred at the end of the Business Day on which the electronic transmission is completed.
Section 9.02
Parties’ Addresses.
(a)
Unless changed in accordance with Section 9.02(b), the addresses for all communications and notices shall be as follows:

If to Seller:

Alaska Hardrock Inc.
PO Box 369
Willow, AK 99688
Attention: W. Scott Eubanks, President
Email: wse360@outlook.com

With a copy to:

Gold Point Law Group

Exhibit 10.1

912 Cole Street #127
San Francisco, CA 94117
Attention: Ravi Dhaddey
Email: Ravi@goldpointlawgroup.com

If to Purchaser:

Contango Lucky Shot Alaska, LLC
c/o Contango ORE, Inc.
516 2nd Ave, Suite 401
Fairbanks, AK 99701
Attention: Rick Van Nieuwenhuyse, President & CEO
Email: rickvann@contangoore.com

With a copy to:

Perkins Coie LLP
1111 W. Jefferson Street, Suite 500
Boise, ID 83702
Attention: Michael Carr
Email: mcarr@perkinscoie.com

(b)
Any party may, by notice given in accordance with this Article IX, designate a different address or person for receipt of all communications or notices.
(c)
Any notice under this Agreement may be given by the attorneys of the respective parties who are authorized to do so on their behalf.
Article X

MISCELLANEOUS
Section 10.01
Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Alaska without regard to conflicts of laws principles.
Section 10.02
Merger; No Representations. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. This Agreement is entered into after full investigation, no party is relying upon any statement or representation, not set forth in this Agreement, made by any other party.
Section 10.03
No Survival. Except as otherwise provided in this Agreement, no representations, warranties, covenants, or other obligations of either party set forth in this Agreement shall survive the Closing and no action based thereon shall be commenced after the Closing.
Section 10.04
Business Days. Whenever any action must be taken (including the giving of notices) under this Agreement during a certain time period (or by a particular date) that ends or

Exhibit 10.1

occurs on a nonbusiness day, then such period (or date) shall be extended until the next succeeding Business Day.
Section 10.05
Modifications and Amendments. This Agreement cannot under any circumstance be modified or amended orally and no agreement shall be effective to waive, change, modify, terminate, or discharge this Agreement, in whole or in part, unless such agreement is in writing and is signed by both Seller and Purchaser.
Section 10.06
Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns. This Agreement may not be assigned by either Seller or Purchaser without the prior written consent of the other party; provided, however, that Purchaser (i) assign any or all of its or their rights, and delegate any or all of its or their obligations, under this Agreement to any buyer of at least a majority of the assets or equity interests of Purchaser, (ii) assign any or all of its or their rights under this Agreement to any lender to Purchaser or any of its Affiliates as security for indebtedness to such lender, and (iii) assign any or all of its rights, and delegate any or all of its or their obligations, under this Agreement to one or more of its Affiliates.
Section 10.07
Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect, invalidate, or render unenforceable any other term or provision of this Agreement. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.
Section 10.08
Further Assurances. Each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.
Section 10.09
Counterparts. This Agreement may be executed by the parties in any number of counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall together constitute but one and the same instrument.
Section 10.10
Headings. The captions or paragraph titles contained in this Agreement are for convenience and reference only and shall not be deemed a part of the text of this Agreement.
Section 10.11
No Waivers. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party providing the waiver. No waiver by either party of any failure or refusal to comply with any obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply.
Section 10.12
No Offer. This Agreement shall not be deemed an offer or binding upon Seller or Purchaser until this Agreement is fully executed and delivered by Seller and Purchaser.

Exhibit 10.1

Section 10.13
Jury Trial. NEITHER SELLER NOR PURCHASER WAIVES AND EXPRESSLY RESERVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.
Section 10.14
Time of the Essence. The parties hereto acknowledge and agree that, except as otherwise expressly provided in this Agreement, TIME IS OF THE ESSENCE for the performance of all actions (including, without limitation, the giving of Notices, the delivery of documents, and the funding of money) required or permitted to be taken under this Agreement. Whenever action must be taken (including, without limitation, the giving of Notice, the delivery of documents, or the funding of money) under this Agreement, prior to the expiration of, by no later than, or on a particular date, unless otherwise expressly provided in this Agreement, such action must be completed by 6:00 p.m. Alaska Time on such date. However, notwithstanding anything to the contrary herein, whenever action must be taken under this Agreement prior to the expiration of, by no later than, or on a particular date that is not a Business Day, then such date shall be extended until the immediately following Business Day.
Section 10.15
Specific Performance. Purchaser and Seller agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, including each party’s right to consummate the transactions contemplated hereby. Purchaser and Seller acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, the parties would not have entered into this Agreement. Purchaser and Seller agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law, or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. Purchaser and Seller acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10.15 shall not be required to provide any bond or other security in connection with any such order or injunction.
Section 10.16
Relationship to Lucky Shot Mining Lease. For the avoidance of doubt, nothing in this Agreement shall impact any rights or obligations either Purchaser or Seller may have under the Lucky Shot Lease prior to Closing, and the Lucky Shot Lease shall continue in fully force and effect and shall control all matters set forth therein pending the Closing.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.1

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

PURCHASER:

CONTANGO LUCKY SHOT ALASKA, LLC

By:	/s/ Rick Van Nieuwenhuyse
Name:	Rick Van Nieuwenhuyse
Title:	Chief Executive Officer

SELLER:

ALASKA HARDROCK INC.

By:	/s/ W. Scott Eubanks
Name:	W. Scott Eubanks
Title:	President

Exhibit 10.1

SCHEDULE I

PATENTED MINING CLAIMS

[***]

Exhibit 10.1

SCHEDULE II

STATE MINING CLAIMS

[***]

Exhibit 10.1

SCHEDULE III

LUCKY SHOT REAL PROPERTY

Property Description	Acres	Meridian	TWP	RGE	SEC	Parcel ID
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Exhibit 10.1

SCHEDULE IV

LUCKY SHOT EQUIPMENT

•
[***]
•
[***]
•
[***]
•
[***]

Exhibit 10.1

SCHEDULE V

SCOTT’S PLACE REAL PROPERTY

Property Description	Acres	Meridian	TWP	RGE	SEC	Parcel ID
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Exhibit 10.1

SCHEDULE VI

IMPROVEMENTS

•
[***]
•
[***]
•
[***]
•
[***]
•
[***]
•
[***]

Exhibit 10.1

SCHEDULE VII

SPECIFIED MINING CLAIMS

Patented Claim Name	Acres	US Mineral Survey	Patent	Parcel ID
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

Exhibit 10.1

SCHEDULE VIII

ALLOCATION SCHEDULE

Asset	Purchase Price Allocation
[***]	[***]
[***]	[***]
[***]	[***]

Exhibit 10.1

EXHIBIT A

LUCKY SHOT REAL PROPERTY DEED OF TRUST

See attached.

Exhibit 10.1

EXHIBIT B

SCOTT’S PLACE DEED OF TRUST

See attached.

Exhibit 10.1

EXHIBIT C

NOTE

See attached.

Exhibit 10.1

SECURED PROMISSORY NOTE

Fairbanks, Alaska

$10,000,000.00 May 4, 2026

For value received, Contango Lucky Shot Alaska, LLC, an Alaska limited liability company (“Borrower”) unconditionally promises to pay to Alaska Hardrock Inc., an Alaska corporation (“Holder”), the principal amount of Ten Million and 00/100 Dollars ($10,000,000.00) (the “Loan”), upon the terms and subject to the conditions set forth in this Secured Promissory Note (this “Note”), plus interest on the outstanding principal amount of the Loan as set forth herein. All interest hereunder shall be calculated based on a 365-day or 366-day year, as applicable, based on the actual number of days elapsed in the period in which it accrues, and shall compound monthly.

This Note is issued pursuant to that certain Purchase and Sale Agreement, dated as of May 4, 2026, by and between Borrower and Holder (as amended and in effect from time to time, the “Purchase Agreement”). The terms and provisions of the Purchase Agreement are hereby incorporated herein by reference. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings set forth in the Purchase Agreement or, if not defined therein, in the UCC, if such term is defined therein.

1.
Definitions. As used in this Note, the following terms shall have the following meanings:

“Collateral” means, collectively: (i) the Mining Claims (other than the Specified Mining Claims), (ii) the Loader, (iii) the Lucky Shot Real Property, (iv) the Scott’s Place Real Property, (v) the Improvements, (vi) all other Acquired Assets conveyed to Borrower pursuant to the Bill of Sale and Assignment and Assumption Agreement (other than the Lucky Shot Equipment), and (vii) all accessions to, substitutions for, and replacements, products, and Proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing, in each case whether now owned by Borrower or acquired by Borrower in the future.

“Event of Default” shall have the meaning set forth in Section 4.1.

“Initial Note Terms” means the terms set forth in Section 2.1.

“Modified Note Terms” means the terms set forth in Section 4.2(b).

“Obligations” means, collectively, all payment obligations of Borrower, whether now existing or hereafter arising, pursuant to the terms of this Note, including all interest (including post-petition interest), fees, charges, expenses, attorneys’ fees, and accountants’ fees chargeable to Borrower or payable by Borrower hereunder.

“Permitted Encumbrances” means (i) Encumbrances for taxes, assessments, or other governmental charges not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP, (ii) mechanics’, carriers’, workers’, repairers’, and similar Encumbrances arising or

Exhibit 10.1

incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith by appropriate proceedings, (iii) easements, rights-of-way, restrictions, and other similar encumbrances affecting real property that, in the aggregate, do not materially interfere with the use or value of the Collateral, (iv) Encumbrances created pursuant to this Note and the Security Instruments, and (v) other Encumbrances consented to in writing by Holder.

“Security Instruments” means, collectively, the Mining Claims Mortgage, the Lucky Shot Real Property Mortgage, the Scott’s Place Security Instruments, and all UCC-1 financing statements filed with respect to the Collateral.

“Security Interest” means the security interests granted to Holder pursuant to this Note and the Security Instruments.

“UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of Alaska; provided that if by reason of mandatory provisions of law, including, without limitation, the perfection or the effect of perfection or non-perfection of the Security Interest in the Collateral, is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Alaska, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such mandate, including, without limitation, perfection or the effect of perfection or non-perfection.

2.
Repayment Terms.
2.1
Initial Note Terms. Subject to Section 4.2, the following terms shall initially apply to the Note:
(a)
interest shall accrue on the outstanding principal balance of this Note at a rate of five percent (5%) per annum, compounding monthly;
(b)
accrued but unpaid interest shall be due and payable annually on each anniversary of the Closing Date.
(c)
principal payments shall be due and payable as follows: (i) Two Million and 00/100 Dollars ($2,000,000.00) on the second anniversary of the Closing Date; and (ii) Two Million and 00/100 Dollars ($2,000,000.00) on the third anniversary of the Closing Date.
(d)
the outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full no later than the fourth (4th) anniversary of the Closing Date (the “Initial Maturity Date”).
2.2
Additional Annual Payment. In addition to the payments set forth in Section 2.1, Borrower shall pay to Holder an additional payment of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) per year, due and payable on January 15th of each year, beginning January 15, 2027, and continuing until this Note is paid in full (each, an “Additional Payment”). Each Additional Payment shall be treated as an additional interest payment under this Note and shall not reduce the principal amount of the Note.

Exhibit 10.1

2.3
Prepayment. Borrower may prepay all or any part of this Note at any time without penalty.
2.4
Application of Payments. All payments under this Note shall be made unconditionally, indefeasibly, and in full without deduction, setoff, recoupment, counterclaim, or other defense, all of which are hereby waived to the maximum extent permitted by applicable law. All payments shall be made in lawful money of the United States of America at the principal office of Holder, or at such other place as Holder may from time to time designate in writing to Borrower.
3.
Covenants. Until such time as all Obligations have been indefeasibly paid in full in cash, Borrower hereby covenants as follows:
3.1
Borrower shall keep all Collateral free and clear of all Encumbrances other than Permitted Encumbrances;
3.2
Borrower shall promptly give Holder written Notice of any Event of Default, but in no event later than five (5) Business Days after the occurrence of such Event of Default;
3.3
Borrower shall take all actions necessary to ensure that Holder at all times has a perfected first priority Encumbrance on the Collateral (subject only to Permitted Encumbrances);
3.4
Borrower shall, at its sole cost and expense, at all times maintain (i) property and casualty insurance on the Collateral constituting tangible property in amounts not less than the full replacement cost thereof, (ii) commercial general liability insurance with limits of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, and (iii) such other insurance as is customary for mining operations of similar size and nature in Alaska, in each case with insurers reasonably acceptable to Holder, naming Holder as additional insured and loss payee with respect to such Collateral. Borrower shall deliver certificates of insurance evidencing such coverage to Holder within ten (10) days of the Closing Date and thereafter upon each policy renewal;
3.5
Borrower shall maintain all Collateral in good condition and repair (ordinary wear and tear excepted), consistent with the standards of a prudent mining operator, and shall not permit any waste, destruction, or material deterioration of the Collateral;
3.6
Borrower shall maintain all Mining Claims in good standing by paying all required annual maintenance fees, performing all required assessment work, and filing all required notices of intent to hold, and shall not abandon, relinquish, or allow any Mining Claim to lapse without Holder’s prior written consent; and
3.7
Borrower shall not sell, transfer, assign, or otherwise dispose of any material portion of the Collateral except in the ordinary course of business or with Holder’s prior written consent.

Exhibit 10.1

4.
Events of Default and Remedies.
4.1
Events of Default. For purposes of this Note, an “Event of Default” shall mean the occurrence of any of the following events:
(a)
Borrower fails to pay any principal, interest, fee, or other amount payable by Borrower to Holder under this Note on the date when such sum is due and such failure continues for ten (10) days after written Notice thereof from Holder (a “Monetary Default”);
(b)
Borrower fails to perform or observe any other term, covenant, condition, or agreement contained in this Note or the Purchase Agreement (other than a payment obligation) and such failure continues for thirty (30) days after written Notice thereof from Holder (a “Non-Monetary Default”);
(c)
Borrower (i) becomes insolvent, (ii) is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due, (iii) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, or liquidator of Borrower or of all or a substantial part of its property, (iv) makes a general assignment for the benefit of its creditors, (v) commences a voluntary case under the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as now or hereafter amended (the “Bankruptcy Code”), (vi) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, or (vii) fails to controvert in a timely and appropriate manner or acquiesces in writing to any petition filed against it in an involuntary case under the Bankruptcy Code;
(d)
there is commenced against Borrower in a court of competent jurisdiction any case, proceeding, or other action of a nature referred to in Section 4.1(c) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, unstayed, or unbonded for ninety (90) days;
(e)
this Note or any Security Instrument shall for any reason cease to create a valid and perfected Encumbrance in favor of Holder in the Collateral;
(f)
any material breach of any representation or warranty by Borrower set forth in this Note or the Purchase Agreement;
(g)
Borrower sells, transfers, or otherwise disposes of all or any material portion of the Collateral without Holder’s prior written consent; or
(h)
any provision of this Note or any Security Instrument shall at any time for any reason be declared null and void, or the validity or enforceability of any provision of this Note or any Security Instrument shall at any time be contested in writing, or a proceeding shall be commenced seeking to establish the invalidity or unenforceability hereof or thereof, or Borrower shall deny in writing that it has any liability or obligation purported to be created under this Note, or this Note shall cease to be in full force and effect.

Exhibit 10.1

4.2
Remedies Upon Initial Default; Modified Note Terms.
(a)
Upon the occurrence and during the continuation of an Event of Default under the Initial Note Terms (after expiration of any applicable cure period), the sole and exclusive remedy of Holder shall be the automatic modification of this Note to the Modified Note Terms as set forth in Section 4.2(b). For the avoidance of doubt, upon an initial Event of Default (prior to conversion to the Modified Note Terms), Holder shall not be entitled to (i) declare the entire unpaid principal and accrued interest immediately due and payable, (ii) foreclose upon any Collateral, or (iii) exercise any other remedies at law or in equity, except as expressly set forth in this Section 4.2. For the avoidance of doubt, instituting the Modified Note Terms shall only apply to the first Event of Default and shall not apply to any subsequent Event of Default and, upon any subsequent Event of Default, Holder shall all remedies available under Section 4.4.
(b)
Upon the occurrence of an Event of Default under the Initial Note Terms (after expiration of any applicable cure period), this Note shall automatically be modified as follows, without any further action required by either party (the “Modified Note Terms”):
(i)
the maturity date of this Note shall be automatically extended to the seventh (7th) anniversary of the Closing Date (the “Extended Maturity Date”);
(ii)
interest shall accrue on the outstanding principal balance of this Note at a rate of eight percent (8%) per annum, compounding monthly, effective as of the date of the Event of Default;
(iii)
accrued but unpaid interest shall be due and payable annually on each anniversary of the Closing Date; and
(iv)
annual principal payments shall be due and payable on each anniversary of the Closing Date following conversion to the Modified Note Terms, each in an amount equal to the outstanding principal balance at the time of the Event of Default divided by the number of full years remaining until the Extended Maturity Date (rounded to the nearest whole number of years).
4.3
Default Interest. During any period in which an Event of Default has occurred and is continuing (whether under the Initial Note Terms or the Modified Note Terms), interest shall accrue on the outstanding principal balance at a rate of eight percent (8%) per annum, compounding monthly.
4.4
Remedies Upon Default of Modified Note Terms.
(a)
Upon the occurrence and during the continuation of an Event of Default under the Modified Note Terms (after expiration of any applicable cure period), Holder may, at Holder’s option, exercise any or all of the following rights and remedies, in any combination or order that Holder may elect, in addition to such other rights or remedies as Holder may have hereunder, at law, or in equity:

Exhibit 10.1

(i)
declare all sums of accrued and outstanding principal of this Note and accrued and unpaid interest remaining under this Note, together with all unpaid fees, costs, charges, amounts, and all other Obligations due hereunder, immediately due and payable;
(ii)
foreclose upon the Collateral pursuant to the Security Instruments;
(iii)
exercise any and all rights and remedies available to a creditor or a secured party at law or in equity, including judicial or non-judicial foreclosure or public or private sale of the Collateral; and
(iv)
pursue any and all other remedies available at law or in equity, including an action for damages.
(b)
Automatic Assignment of Lucky Shot Lease and Mining Grant. Upon Holder exercising any remedies under this Section 4.4 following an Event of Default under the Modified Note Terms (after expiration of any applicable cure period), Borrower shall automatically, and without any further action required, assign and Holder shall automatically assume all of Borrower’s right, title, and interest in and to the Lucky Shot Lease and the Mining Grant (in Holder’s capacity as Lessor and Grantor, as applicable, under such instruments). In the event that the Lucky Shot Lease is deemed to have been merged out of existence as a result of the transactions contemplated by the Purchase Agreement, Borrower and Holder shall enter into a new lease agreement that contains identical terms as the Lucky Shot Lease (as adjusted for party names and dates). Borrower hereby irrevocably appoints Holder as Borrower’s attorney-in-fact to execute any documents and take any actions necessary to effectuate the assignment contemplated by this Section 4.4(b), which appointment is coupled with an interest.
5.
Security Interests.
5.1
Grant of Security Interests. In order to secure the full and punctual payment and performance of the Obligations in accordance with the terms hereof, Borrower hereby pledges, assigns, hypothecates, sets over, and conveys to Holder, and grants to Holder, a continuing security interest in and to all of Borrower’s rights, titles, and interests in and to all of the Collateral now or hereafter owned or acquired by Borrower or in which Borrower now has or hereafter has or acquires any rights, wherever located. The Security Interests are granted as security only and shall not subject Holder to, or transfer to Holder, or in any way affect or modify, any obligation or liability of Borrower with respect to the Collateral or any transaction in connection therewith.
5.2
Authorization to File Financing Statements. Borrower hereby authorizes Holder, its counsel, or any collateral agent, at any time and from time to time, to file the Security Instruments, including any financing statements and amendments that describe the applicable Collateral, in any relevant jurisdictions in order to perfect the Security Interests granted by Borrower under this Note and the Security Instruments. Borrower will, from time to time, execute, deliver, file, and record any statement, assignment, instrument, document, agreement, or other paper and take any other action (including, without limitation, any filings of financing

Exhibit 10.1

or continuation statements under the UCC) that from time to time may be necessary, or that Holder may reasonably request, in order to create, preserve, perfect, confirm, or validate the Security Interests or to enable Holder to obtain the full benefits of this Note and the Security Instruments, or to enable Holder to exercise and enforce any of its rights, powers, and remedies hereunder with respect to the Collateral. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Note or of a financing statement is sufficient as a financing statement.
5.3
Further Assurances. Borrower shall take all actions requested by Holder that Holder deems necessary or desirable in order to create, preserve, and maintain the perfected status of the Security Interests.
6.
Transfers; Successors and Assigns. The rights and obligations of Borrower and Holder shall be binding upon and shall inure to the benefit of their successors, assigns, heirs, administrators, and transferees. Neither Borrower nor Holder may assign any of its rights or obligations hereunder without the other party’s prior written consent. Any assignment in violation of the foregoing shall be null and void.
7.
Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Alaska without regard to conflicts of laws principles.
8.
Jury Trial. NEITHER BORROWER NOR HOLDER WAIVES AND EXPRESSLY RESERVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION DOCUMENT.
9.
Waiver of Demand Notice. Borrower hereby waives diligence, presentment, protest, and demand notice of every kind in connection with delivery, acceptance, performance, and enforcement of this Note, and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. Any failure or delay by Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time. The waiver by Holder of a breach or default of any provision or term of this Note shall not be construed as a waiver of any subsequent breach thereof. A waiver on any one occasion shall not be construed as a bar to or waiver of any right and/or remedy on any future occasion.
10.
Costs of Enforcement. Borrower agrees to pay all costs and expenses, including without limitation attorneys’ fees, incurred in connection with the enforcement by Holder of any of its rights and remedies under this Note.
11.
Amendment. This Note may not be amended, supplemented, or modified except in a writing signed by Borrower and Holder.
12.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if given in accordance with the Purchase Agreement.

Exhibit 10.1

13.
Extensions/Renewals. Holder may, in its sole and absolute discretion, without notice and without releasing the liability of Borrower, grant extensions and/or renewals hereof from time to time or for any term or terms. Holder shall not be liable for or prejudiced by failure to collect or lack of diligence in bringing suit on this Note or any renewal or extension hereof, and the acceptance at any time by Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.
14.
Maximum Interest Rate. In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by Borrower or inadvertently received by Holder, then such excess sum shall be credited as a payment of principal.
15.
Severability. If any provision of this Note shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if this Note had never contained the invalid or unenforceable provision.
16.
Entire Agreement. This Note and the other Transaction Documents constitute the sole and entire agreement of the parties to this Note with respect to the subject matter contained herein and therein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
17.
Cancellation. Upon payment in full of all principal and interest payable hereunder and satisfaction of all other Obligations, this Note shall be surrendered to Borrower for cancellation, and Holder shall execute and deliver to Borrower such documents as Borrower may reasonably request to release the Security Interests and the Encumbrances created by the Security Instruments.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.1

IN WITNESS WHEREOF, Borrower has executed this Secured Promissory Note as of the date first above written.

BORROWER:

CONTANGO LUCKY SHOT ALASKA, LLC

By:	/s/ Rick Van Nieuwenhuyse
Name:	Rick Van Nieuwenhuyse
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

HOLDER:

ALASKA HARDROCK INC.

By:	/s/ W. Scott Eubanks
Name:	W. Scott Eubanks
Title:	President

Exhibit 10.1

EXHIBIT D/E

REAL PROPERTY ASSETS DEEDS / MINING CLAIMS DEEDS

See attached.

Exhibit 10.1

EXHIBIT F

BILL OF SALE

See attached.